UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On January 28, 2009, Starbucks Corporation (“Starbucks” or the “Company”) issued a press release announcing its financial results for the quarter ended December 28, 2008. A copy of the press release is attached as Exhibit 99.1.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On January 24, 2009, the Company committed to certain restructuring actions to rationalize both the size of its store base as well as its overall support structure, given the ongoing extremely difficult global economy. These actions include a plan to close up to approximately 300 underperforming Company-operated stores and planned workforce reductions.
As a result of the ongoing, rigorous evaluation of its global store portfolio, the Company plans to close approximately 300 underperforming Company-operated stores, approximately 200 in the U.S. and the remainder in international markets. These stores are in addition to the approximately 600 U.S. and 61 Australian market store closures announced in July 2008. The majority of the new store closures are expected to occur during the remainder of fiscal 2009. The timing of the store closures is dependent on a number of factors that include negotiating third-party agreements, adherence to notification requirements, and local laws. Thus, the timing for the store closures is subject to change.
The Company anticipates that the store closures, combined with reduced store openings for fiscal 2009 and other labor efficiency initiatives, could result in a reduction of as many as 6,000 store positions over the course of fiscal 2009. Wherever possible, Starbucks plans to place affected store employees (partners) elsewhere in its store organization.
Additionally, the Company plans a workforce reduction that will result in approximately 700 non-store partners being separated from the Company in the U.S. and internationally. The plan regarding reductions in workforce was first communicated to the Company’s partners on January 28, 2009.
The aggregate pre-tax charges associated with the additional store closures and headcount reductions are estimated to be up to approximately $230 million. Pre-tax charges related to today’s announced store closures include approximately $60 million of asset write-offs to be recognized in the second quarter of fiscal 2009. In addition, up to $140 million for lease termination costs and future lease obligations are currently expected, the majority of which are estimated to be recognized over the balance of fiscal 2009. Costs associated with severance related to the reductions in workforce are currently estimated to be up to $30 million, and Starbucks anticipates that the majority of these charges will be recorded in the second fiscal quarter of 2009. Upon the completion of the restructuring actions noted above, cash charges are expected to result in net cash outflow of approximately $100 million, net of related income tax benefits.
Information regarding these restructuring actions is included in the January 28, 2009 press release attached hereto as Exhibit 99.1. The section of the press release entitled “Actions to Further Align Business with Current Operating Environment” is incorporated herein by reference.
Item 2.06 Material Impairments.
The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 28, 2009

Forward-Looking Statement. This Current Report on Form 8-K contains forward-looking statements relating to (i) the Company-operated store closures, including statements regarding the timing of store closures, charges and expenses relating to the store closures and the related impact to partners and (ii) other planned workforce reductions, including statements regarding expected timing and related charges and expenses. These forward-looking statements are based on currently available operating and financial information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2008. The Company assumes no obligation to update any of these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION
Dated: January 28, 2009
	By:	/s/ Troy Alstead
Troy Alstead
executive vice president, chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 28, 2009